Exhibit 32.2
Certification of Chief Financial Officer
In connection with the quarterly report of Tecumseh Products Company (the “Company”) on Form 10-Q for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, James S. Nicholson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(3)	the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(4)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 11, 2009	BY:	/s/ James S. Nicholson
James S. Nicholson
Vice President, Treasurer and Chief Financial Officer